As filed with the Securities and Exchange Commission on April 30, 2002

                                                      Registration No. 333-82918
================================================================================

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO.1
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


            Nevada                                              88-0353141
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)


                             1600 California Circle
                            Milpitas California 95035
                                 (480) 956-8888
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Mr. Theodore S. Li
                       Pacific Magtron International Corp.
                             1600 California Circle
                            Milpitas California 95035
                                 (480) 956-8888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


      The Commission is requested to send copies of all communications to:
                           Christian J. Hoffmann, III
                        Quarles & Brady Streich Lang, LLP
                            Two North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5336

APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Shareholders. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF EACH CLASS               AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING           AMOUNT OF
OF SECURITY TO BE REGISTERED         REGISTERED (1)             UNIT(2)                   PRICE(2)             REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           298,333                  $1.60                  $477,332.80                $44 (3)
===============================================================================================================================

(1) In the event of a stock split stock dividend, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of Pacific Magtron International Corp. (the "Company") on the Nasdaq Small Cap Market on February 11, 2002.
(3)  Amount previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                       PACIFIC MAGTRON INTERNATIONAL CORP.

                         298,333 Shares of Common Stock

     This prospectus is part of a registration statement that covers 298,333 shares of our common stock currently owned by the selling shareholders (the "Selling Shareholders"). These shares may be offered and sold from time to time by the selling shareholders. We will not receive any of the proceeds from the sale.

     Our common stock is traded on the NASDAQ Small Cap Market under the Symbol "PMIC." On February 11, 2002, the average of the high and low prices of the common stock on the NASDAQ Small Cap Market was $1.50 per share.


     Unless the context indicates otherwise, all references to "we," "our," the "Company" or "PMIC" refer to Pacific Magtron International Corp. and its wholly-owned subsidiaries PMI Capital Corporation ("PMICC"), Lea Publishing, LLC ("Lea/LiveMarket") and LiveWarhouse, Inc. ("LiveWarhouse") and its majority owned subsidiary FrontLine Network Consulting, Inc. ("FNC"). Our principal executive offices are located at 1600 California Circle, Milpitas, California 95035. Our telephone number is (408) 956-8888.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS
                  RELATED TO AN INVESTMENT IN THE COMMON STOCK.


                The date of this Prospectus is ____________, 2002

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION............................................4

RISKS FACTORS..................................................................5

USE OF PROCEEDS...............................................................10

SELLING SHAREHOLDERS..........................................................10

PLAN OF DISTRIBUTION..........................................................10

LEGAL MATTERS.................................................................12

EXPERTS.......................................................................12

     You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information.

     The shares of common stock are not being offered in any jurisdiction where the offer is not permitted.

     You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until the Selling Shareholders sell all of their shares:


     *    Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          2001; and


     * The description of our common stock that is contained in the Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 10-12G, dated January 20, 1999, as amended from time to time.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address and phone number:

                       Secretary
                       Pacific Magtron International Corp.
                       1600 California Circle
                       Milpitas California 95035
                       (480) 956-8888

     You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the documents.

                                  RISKS FACTORS


OUR FAILURE TO ANTICIPATE OR RESPOND TO TECHNOLOGICAL CHANGES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS

The market for computer systems and products is characterized by constant technological change, frequent new product introductions and evolving industry standards. Our future success is dependent upon the continuation of a number of trends in the computer industry, including the migration by end-users to multi-vendor and multi- system computing environments, the overall increase in the sophistication and interdependency of computing technology, and a focus by managers on cost-efficient information technology management. These trends have resulted in a movement toward outsourcing and an increased demand for product and support service providers that have the ability to provide a broad range of multi-vendor product and support services. There can be no assurance these trends will continue into the future. Our failure to anticipate or respond adequately to technological developments and customer requirements could have a material adverse effect on our business, operating results and financial condition.


WE HAVE INCURRED OPERATING LOSSES AND DECREASED REVENUES RECENTLY AND WE CANNOT ASSURE YOU THAT THIS TREND WILL CHANGE


We incurred a net loss for the most recent fiscal year of $2,850,700, and we may continue to incur losses. In addition, our revenues have decreased 15.6% during the year ended December 31, 2001 as compared to the corresponding period in 2000. Our future ability to execute our business plan will depend on our efforts to increase revenues and return to profitability. We have implemented plans to reduce overhead and operating costs, and to build upon our existing business and capture new business. No assurance can be given, however, that these actions will result in increased revenues and profitable operations, which may have an adverse impact on our ability to execute our business plan.

IF WE ARE UNABLE TO SECURE PRICE PROTECTION PROVISIONS IN OUR VENDOR AGREEMENTS, THE VALUE OF OUR INVENTORY WOULD QUICKLY DIMINISH


As a distributor, we incur the risk that the value of our inventory will be adversely affected by industry wide forces. Rapid technology change is commonplace in the industry and can quickly diminish the marketability of certain items, whose functionality and demand decline with the appearance of new products. These changes and price reductions by vendors may cause rapid obsolescence of inventory and corresponding valuation reductions in that inventory. We currently seek provisions in the vendor agreements common to industry practice that provide price protections or credits for declines in inventory value and the right to return unsold inventory. No assurance can be given, however, that we can negotiate such provisions in each of our contracts or that such industry practice will continue.


WE ARE SUBJECT TO CERTAIN RISKS BECAUSE OF OUR ACQUISITION STRATEGY

A key element of our strategy for the future is to expand through acquisition of companies that have complimentary businesses, that can utilize or enhance our existing capabilities and resources, that expand our geographic presence or that expand our range of services or products. In September of 2001, FNC successfully acquired certain assets of Technical Insights which has expertise to provide computer technical training to corporate clients. Lea, through our newly incorporated subsidiary PMICC, acquired certain assets of LiveMarket in October of 2001. LiveMarket is an internet software development company which designs and develops online stores to allow consumers to purchase products directly via secured transaction network. It also designs and develops e-store site management tools to administer customer inquiry and support payment processing service. Moreover, we are always evaluating potential acquisition prospects.


Acquisitions involve a number of special risks, some of which include:

     * the time associated with identifying and evaluating acquisition candidates;

     * the diversion of management's attention by the need to integrate the operations and personnel of the acquired businesses into our own business and corporate culture;

     * the incorporation of the acquired products or services into our products and services;

     *    possible adverse short-term effects on our operating results;

     *    the realization of acquired intangible assets; and

     *    the loss of key employees of the acquired companies.

In addition to the foregoing risks, we believe that we will see increased competition for acquisition candidates in the future. Increased competition for candidates could raise the cost of acquisitions and reduce the number of attractive candidates. We cannot assure you that we will be able to identify additional suitable acquisition candidates, consummate or finance any such acquisitions, or integrate any such acquisition successfully into our operations.


WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SECURE ADDITIONAL CAPITAL REQUIRED BY OUR BUSINESS

We presently have insufficient working capital to pursue our business plan involving acquisitions and expansion of our service and product offerings. We must obtain additional financing to complete the marketing of Lea/LiveMarket's software products and expand that business, to continue to expand our distribution business, and to develop our FNC business. We also intend to pursue new markets and the growth of our business through acquisitions. We can give no assurance that we will be able to obtain additional capital or, if available, that such capital will be available at terms acceptable to us.

EXCESSIVE CLAIMS AGAINST WARRANTIES THAT WE PROVIDE COULD ADVERSELY EFFECT OUR BUSINESS


Our suppliers generally warrant the products that we distribute and allow us to return defective products, including those that have been returned to us by customers. We do not independently warrant the products that we distribute, except that we do warrant services provided in connection with the products that we configure for customers and that we build to order from components purchased from other sources.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH SOME OF OUR COMPETITORS


All aspects of our business are highly competitive. Competition within the computer products distribution industry is based on product availability, credit availability, price, speed and accuracy of delivery, effectiveness of sales and marketing programs, ability to tailor specific solutions to customer needs, quality and breadth of product lines and services, and the availability of product and technical support information. We also compete with manufacturers that sell directly to resellers and end-users.

Competition within the corporate information systems industry is based primarily on flexibility in providing customized network solutions, resources and contracts to provide products for integrated systems and consultant and employee expertise needed to optimize network performance and stability.


A number of our competitors in the computer distribution  industry,  and most of
our  competitors  in  the  information   technology  consulting  industry,   are
substantially larger and have greater financial and other resources than we do.

FAILURE TO RECRUIT AND RETAIN TECHNICAL PERSONNEL WILL HARM OUR BUSINESS


Our success depends upon our ability to attract, hire and retain technical personnel who possess the skills and experience necessary to meet our personnel needs and staffing requirements of our clients. Competition for individuals with proven technical skills is intense, and the computer industry in general experiences  a high rate of  attrition  of such  personnel.  We compete for such individuals with other systems integrators and providers of outsourcing services, as well as temporary personnel agencies, computer systems consultants, clients and potential clients. Failure to attract and retain sufficient technical personnel would have a material adverse effect on our business, operating results and financial condition.


WE DEPEND UPON CONTINUED CERTIFICATION FROM CERTAIN OF SUPPLIERS

The future success of FNC depends in part on our continued certification from leading manufacturers. Without such authorizations, we would be unable to provide the range of services currently offered. There can be no assurance that such manufacturers will continue to certify us as an approved service provider, and the loss of one or more of such authorizations could have a material adverse effect on FNC and thus to OUR our business, operating results and financial condition.

WE DEPEND ON KEY SUPPLIERS FOR A LARGE PORTION OF OUR INVENTORY, LOSS OF THOSE SUPPLIERS COULD HARM OUR BUSINESS

One supplier accounted for approximately 10%, 16% and 20% of our total purchases for the years ended December 31, 2001, 2000 and 1999 , respectively. During the year ended December 31, 1999 , one additional supplier located in Taiwan accounted for approximately 11% of our total purchases. Although we have not experienced significant problems with suppliers, there can be no assurance that such relationships will continue or, in the event of a termination of our relationship with any given supplier, that we would be able to obtain alternative sources of supply on comparable terms without a material disruption in our ability to provide products and services to our clients. This may cause a possible loss of sales that could adversely affect our business, financial condition and operating results.

IF A CLAIM IS MADE AGAINST US IN EXCESS OF OUR INSURANCE LIMITS WE WOULD BE SUBJECT TO POTENTIAL EXCESS LIABILITY


The nature of our corporate information systems engagements expose us to a variety of risks. Many of our engagements involve projects that are critical to the operations of a client's business. Our failure or inability to meet a client's expectations in the performance of services or to do so in the time frame required by such client could result in a claim for substantial damages, regardless of whether we were responsible for such failure. We are in the business of employing people and placing them in the workplace of other businesses. Therefore, we are also exposed to liability with respect to actions taken by our employees while on assignment, such as damages caused by employee errors and omissions, misuse of client proprietary information, misappropriation of funds, discrimination and harassment, theft of client property, other criminal activity or torts and other claims. Although we maintain general liability insurance coverage, there can be no assurance that such coverage will continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, operating results and financial condition.


WE ARE DEPENDENT ON KEY PERSONNEL

Our continued success will depend to a significant extent upon our senior management, including Theodore Li, President and Hui Cynthia Lee, Executive Vice President and head of sales operations, and Steve Flynn, general manager of FrontLine. The loss of the services of Messrs. Li or Flynn or Ms. Lee, or one or more other key employees, could have a material adverse effect on our business, financial condition or operating results. We do not have key man insurance on the lives of any of members of our senior management.

WE CANNOT ASSURE YOU THAT OUR PURSUIT OF NEW BUSINESS THROUGH LIVEMARKET WILL BE SUCCESSFUL

We plan to enter the proprietary software development business through Lea/LiveMarket. We have limited experience in developing commercial software products. We have conducted no independent, formal market studies regarding the demand for the software currently in development and planned to be developed. We have, however, conducted informal surveys of our customers and have relied on business experience in evaluating this market. Further, while we have experience in marketing computer related products, we have not marketed software or a proprietary line of our own products. This market is very competitive and nearly all of the software publishers or distributors with whom Lea/LiveMarket will compete have greater financial and other resources than Lea/LiveMarket. There can be no assurance Lea/LiveMarket will be successful in developing commercial software products, or even if Lea/LiveMarket develops such products, that it will find market acceptance for them. Finally, there can be no assurance that Lea/LiveMarket will generate a profit.

WE ARE SUBJECT TO RISKS BEYOND OUR CONTROL SUCH AS ECONOMIC AND GENERAL RISKS OF OUR BUSINESS

Our success will depend upon factors that may be beyond our control and cannot clearly be predicted at this time. Such factors include general economic conditions, both nationally and internationally, changes in tax laws, fluctuating operating expenses, changes in governmental regulations, including regulations imposed under federal, state or local environmental laws, labor laws, and trade laws and other trade barriers.

ESTABLISHMENT OF OUR NEW BUSINESS-TO-CONSUMER WEBSITE LIVEWAREHOUSE.COM MAY NOT BE SUCCESSFUL

We have established a new business-to-consumer website, LiveWarehouse.com. We cannot assure you that we will achieve market acceptance for this project and achieve a profit, that we will be able to hire and retain personnel with experience in online retail marketing and management, that we will be able to execute our business plan with respect to this market segment or that we will be able to adapt to technological changes once operational. Further, while we have experience in the wholesale marketing of computer-related products, we have no experience in retail marketing. This market is very competitive and some of our competitors have substantially greater resources than we have.

                                 USE OF PROCEEDS

     All net proceeds from the sale of the common stock covered by this prospectus will be received by the Selling Shareholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table provides certain information with respect to the common stock beneficially owned by the Selling Shareholders who are entitled to use this prospectus. The information in the table is as of the date of this prospectus. No selling shareholder has had a material relationship with us within the past three years other than as a result of the ownership of common stock. The common stock listed below may be offered from time to time by the Selling Shareholders named below or their nominees:

                                                  Shares Available         Percent Owned
Name and Address of                 Shares      for Sale Under this      After Completion
Selling Shareholder                Owned(1)          Prospectus         of the Offering (1)
-------------------                --------          ----------         -------------------
SBOC Ventures Ltd.                 258,333             258,333                   *
200-204 Lambert Street
Whitehorse, YT
Canada
YIA 3T2

John T. Fakler                      30,000              30,000                   *
16042 North 32nd Street #D3
Phoenix, AZ  85032

Scott Rehorn                        10,000              10,000                   *
5110 East Beryl Avenue
Paradise Valley, AZ  85253

----------
(1) Because (i) a selling shareholder may offer all or some of the shares of common stock which he holds pursuant to the offerings contemplated by this prospectus, (ii) the offerings of shares of common stock are not necessarily being underwritten on a firm commitment basis, and (iii) a selling shareholder could purchase additional shares of common stock from time to time, no estimate can be given as to the amount of shares of common stock that will be held by any selling shareholder upon termination of such offerings. See "PLAN OF DISTRIBUTION."

                              PLAN OF DISTRIBUTION

     We are registering the common shares covered by this prospectus for the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes the pledgees, donees, transferees or others who may later hold the Selling Shareholders' interests. We will pay the costs and fees of registering the common shares, but the Selling Shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common shares.

     The Selling Shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the Selling Shareholders may sell some or all of their common shares through:

     * a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

     * purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

     * ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the common shares, the Selling Shareholders may enter into hedging transactions. For example, the Selling Shareholders may:

     * enter into transactions involving short sales of the common shares by broker-dealers;

     * sell common shares short themselves and redeliver such shares to close out their short positions;

     * enter into option or other types of transactions that require the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

     * loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The Selling Shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Shareholders may allow other broker-dealers to participate in resales. However, the Selling Shareholders and any broker-dealers involved in the sale or resale of the common shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933 (the "1933 Act"). In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the 1933 Act. If the Selling Shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the 1933 Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     In addition to selling their common shares under this prospectus, the Selling Shareholders may:

     *    agree  to  indemnify  any   broker-dealer  or  agent  against  certain
          liabilities related to the selling of the common shares, including liabilities arising under the 1933 Act;

     *    transfer their common shares in other ways not involving market makers
          or  established   trading   markets,   including   directly  by  gift,
          distribution, or other transfer; or

     * sell their common shares under Rule 144 of the 1933 Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                  LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for us by Quarles & Brady Streich Lang LLP, Phoenix, Arizona.

                                     EXPERTS

     The consolidated annual financial statements and schedule incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon said report given upon the authority of said firm as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.

          Securities and Exchange Commission Registration Fee           $    44
          Legal Fees and Expenses                                         7,000
          Accounting Fees and Expenses                                    2,500
          Other Expenses                                                  1,000
                                                                        -------
               Total Expenses                                           $10,544
                                                                        =======
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation and bylaws limit, to the maximum extent permitted by Nevada law, the liability of our directors for monetary damages arising from a breach of their duties as directors. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.

     Our articles of incorporation require us to indemnify our directors and officers, to the maximum extent permitted by Nevada law, against liability arising against them for acts or omissions within the scope of their authority as directors or officers. Indemnification is prohibited if our board of directors finds that the person's action or omission was willful, grossly negligent, or with fraudulent or criminal intent, or for liabilities under the Securities Act of 1933. Under Nevada law, we may indemnify a director or officer against liability incurred on account of service to us, if the director or officer:

          *    conducted himself or herself in good faith;

          * reasonably believed that his or her conduct (1) if in an official capacity, was in our best interests or (2) if in any other capacity, was not opposed to our best interests;

          * in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

          *    did not improperly receive personal benefit.

     The above discussion is qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

ITEM 16. EXHIBITS


EXHIBIT NUMBER      DESCRIPTION                                                           REFERENCE
--------------      -----------                                                           ---------
     2.1            Stock  Purchase  Agreement,  dated  July  17,  1998,  by and             (1)
                    between Pacific Magtron,  Corp., the Shareholders of Pacific
                    Magtron, Corp. and Wildfire Capital Corporation

     3.1            Articles of Incorporation, as amended and restated                       (1)

     3.2            Bylaws                                                                   (1)

     5.1            Opinion  of  Quarles  &  Brady  Streich  Lang  LLP as to the              *
                    legality of securities being registered

     10.1           1998 Stock Option Plan                                                   (1)

     10.2           Sony Electronics Inc. Value Added  Reseller Agreement, dated             (1)
                    May 1, 1996

     10.3           Logitech,  Inc.  Distribution  and  Installation  Agreement,             (1)
                    dated March 26, 1997

     10.4           Wells Fargo Term Note, dated February 4, 1997                            (1)

     10.5           Limited  Liability  Company  Operating   Agreement  for  Lea
                    Publishing  L.L.C.  dated  February 1, 1999 between  Pacific
                    Magtron International Corp. and Rising Edge Technology

     23.1           Consent of BDO Seidman, LLP as Independent Auditors, for the              *
                    year ended 12/31/01

     23.3          Consent of Quarles & Brady Streich Lang LLP                               (2)

      24           Power of Attorney                                                         See signature
                                                                                             page

----------
*    Filed  herewith
(1)  Filed with Form 10-12G, No. 000-25277, dated March 31, 1999.
(2)  Included in Exhibit 5.1

ITEM 17. UNDERTAKINGS

A.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.   Request for acceleration of effective date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Pacific Magtron International Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas and State of California on April 30, 2002.


                                     PACIFIC MAGTRON INTERNATIONAL CORP.,
                                     a Nevada corporation

                                     /s/ Theodore S. Li
                                     -----------------------------------
                                     Chairman of the Board and President
                                     (Chief Executive Officer)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore S. Li, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature and Title                                     Date
         -------------------                                     ----

/s/ Theodore S. Li                                          April 30, 2002
-------------------------------------
Theodore S. Li,
Chairman of the Board and President
(Chief Executive Officer)

/s/ Hui Lee                                                 April 30, 2002
-------------------------------------
Hui Lee, Director

/s/ Betty Mei Zung Lin                                      April 30, 2002
-------------------------------------
Betty Mei-Zung Lin, Director

/s/ Jey Hsin Yao                                            April 30, 2002
-------------------------------------
Jey Hsin Yao, Director

/s/ Limin Hu                                                April 30, 2002
-------------------------------------
Limin Hu, Director

/s/ Hank C. Ta                                              April 30, 2002
-------------------------------------
Hank C. Ta, Director

/s/ John Reed                                               April 30, 2002
-------------------------------------
John Reed, Director


                                      S-1